UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 11, 2015 (May 7, 2015)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

and

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On May 7, 2015, Penn Virginia Corporation (the “Company”) entered into the Ninth Amendment and Borrowing Base Redetermination Agreement among Penn Virginia Holding Corp., a subsidiary of the Company, as borrower, the Company, as parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Ninth Amendment”). The Ninth Amendment amends the Registrant’s Amended and Restated Credit Agreement (the “Credit Agreement”) to, among other things, (i) decrease the commitment amount under the Credit Agreement from $450 million to $425 million, (ii) relax the leverage covenant from 4.0 to 1.0 to the following:

Fiscal Quarter Ending	Leverage Ratio

June 30, 2015	4.75 to 1.0
September 30, 2015	4.75 to 1.0
December 31, 2015	4.75 to 1.0
March 31, 2016	4.75 to 1.0
June 30, 2016	5.25 to 1.0
September 30, 2016	5.50 to 1.0
December 31, 2016	5.50 to 1.0
March 31, 2017	4.50 to 1.0
June 30, 2017 and thereafter	4.00 to 1.0

(iii) prevent the Company from paying dividends on its Series A Preferred Stock and Series B Preferred Stock if its leverage ratio exceeds 5.0 to 1.0, and (iv) add a maximum senior secured leverage ratio covenant of 2.75 to 1.0 for the periods June 30, 2014 through March 31, 2017. In addition, the Ninth Amendment decreases the borrowing base under Credit Agreement from $450 million to $425 million.

A copy of the Ninth Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the Ninth Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2015, the Compensation and Benefits Committee (the “C&B Committee”) of the Board of Directors (the “Board”) of the Company determined that long-term compensation payable to executive officers of the Company in 2015 is as follows:

Name and Principal Position	Long-Term Compensation ($) (1)

H. Baird Whitehead President and Chief Executive Officer	2,650,000
Steven A. Hartman Senior Vice President and Chief Financial Officer	1,300,000
John A. Brooks Executive Vice President and Chief Operating Officer	1,000,000
Nancy M. Snyder Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	1,000,000

(1)	The long-term compensation awards are comprised of 45% time-based restricted stock units payable in stock, 35% performance-based restricted stock units payable in cash and 20% stock options. The actual numbers of time-based restricted stock units awarded are based on the New York Stock Exchange closing price of the Company’s common stock on the date of grant. The actual numbers of performance-based restricted stock units awarded are based on a Monte Carlo simulation of potential outcomes. The actual numbers of stock options awarded are based on the value of such options on the date of grant using the Black-Scholes-Merton option-pricing formula.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Ninth Amendment and Borrowing Base Redetermination Agreement, dated as of May 7, 2015, among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2015

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit No.	Description

10.1	Ninth Amendment and Borrowing Base Redetermination Agreement, dated as of May 7, 2015, among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.